Exhibit 3.102

DO NOT PUBLISH THIS SECTION

ARTICLE 1
The company name must contain an ending which may be “limited liability company,” “limited company,” or the abbreviations “L.L.C.”, “L.C”, “LLC” or “LC”. If you are the holder or assignee of a tradename or trademark, attach Declaration of Tradename Holder form.

ARTICLE 2
May be in care of the statutory agent.

ARTICLE 3
The statutory agent must provide a street address. If statutory agent has P.O. Box, then they must also provide a street address/location.
The agent must sign the Articles or provide a consent in acceptance of appointment.

The agent must consent to the appointment by executing the document.

ARTICLES 4
Complete this section only if you desire to select a date or occurrence when the company will dissolve. If perpetual duration is desired, leave this section blank.
AZ CORPORATION COMMISSION
          FILED
     APR 14 2006
ARTICLES OF ORGANIZATION
FILE NO. L-1277931-6
A.R.S. §29-632

1.	Name. The name of the limited liability company is:

Allied Waste Systems of Arizona, LLC

2.	Known Place of Business. The address of the company’s known place of business in Arizona is:

26999 HWY 95, MILE POST 128

PARKER, AZ 85344

3.	Statutory Agent. (In Arizona) The name and street address of the statutory agent of the company is:

C T Corporation System

3225 North Central Avenue

Phoenix, Arizona 85012

Acceptance of Appointment By Statutory Agent
I CT Corporation System, having been designated to act as Statutory Agent, hereby consent to act in that
               (Printed Name)
capacity until removed or resignation is submitted in accordance with the Arizona Revised Statutes.

Maria Ozaeta Vice President

/s/ Maria Ozaeta Signature of Statutory Agent

C T Corporation System
[If signing on behalf of a company serving as statutory agent, print company name here]

4.	Dissolution. The latest date, if any, on which the limited liability company must dissolve is:
.

DO NOT PUBLISH THIS SECTION
ARTICLE 5
Check which management structure will be applicable to your company. Provide name, title and address for each person.
Name:
Address:
City, State, Zip:
Name:
Address:
City, State, Zip:
Name:
Address:
City, State, Zip:
Name:
Address:
City, State, Zip:

The person(s) executing this document need not be manager or member(s) of the company.

Your fax and phones number is optional.

5.	Management.

☐	Management of the limited liability company is vested in a manager or managers.
The names and addresses of each person who is a manager AND each member who owns a twenty percent or greater interest in the capital or profits of the limited liability company are:

[ ] member [ ] manager	[ ] member [ ] manager

[ ] member [ ] manager	[ ] member [ ] manager

☑	Management of the limited liability company is reserved to the members. The names and addresses of each person who is a member are:

Browing-Ferris Industries, LLC

☑ member	[ ] member

15880 N Greenway-Hayden Lp, Suite 100

Scottsdale, AZ 85260

[ ] member	[ ] member

EXECUTED this 13th day of April, 2006.

/s/ Jo Lynn White

[Signature]	[Signature]

Jo Lynn White, Asst. Secretary of Allied Waste North America, Inc., sole member of Browning-Ferris Industries, LLC, member.
[Print Name Here]	[Print Name Here]

PHONE 480-627-2700	FAX 480-627-7115

See A.R.S. §29-601 et seq. for more info.